Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Alaska Air Group, Inc.:

We consent to the incorporation by reference in the Registration Statements (Nos. 33-52265, 333-04835, 333-64998, 333-09547, 333-33727, 333-39899, 333-87563, 333-92252, 333-117725, and 333-130272) on Forms S-3 and S-8 of Alaska Air Group, Inc. of our reports dated February 14, 2006, with respect to the consolidated balance sheets of Alaska Air Group, Inc. as of December 31, 2005 and 2004, and the related consolidated statements of operations, shareholders’ equity and cash flows for each of the years in the two year period ended December 31, 2005, and the related financial statement schedule, management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2005 and the effectiveness of internal control over financial reporting as of December 31, 2005, which reports appear in the December 31, 2005, annual report on Form 10-K of Alaska Air Group, Inc.

KPMG LLP

Seattle, Washington

February 14, 2006